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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                              INVESTMENT AGREEMENT

         This Investment Agreement (this "Agreement") is entered into effective as of August 29, 2001, by and between eMerge Interactive, Inc., a Delaware corporation ("eMerge"), and Allflex Holdings, Inc., a Delaware corporation ("Allflex").

                                    RECITALS

         A. eMerge desires to issue and sell to Allflex, and Allflex desires to purchase from eMerge, certain shares of eMerge Class A common stock, par value $0.008 per share (the "Common Stock").

         B. eMerge and Allflex desire to provide for additional rights and restrictions with respect to shares to be purchased pursuant to this Agreement, which rights and restrictions are set forth in a Registration Rights Agreement to be entered into by the parties to this Agreement in connection with the consummation of the issuance and sale of the Shares (the "Registration Rights Agreement").

         NOW, THEREFORE, in consideration of the mutual promises and covenants in this Agreement, the receipt and sufficiency of which are acknowledged, the parties, intending to be legally bound, agree as follows:

                                    AGREEMENT

         1.       Sale and Purchase of Stock.

                  (a) Number of Shares. Subject to the terms and conditions of this Agreement, eMerge agrees to issue and sell to Allflex between 2,000,000 and 4,000,000 shares of Common Stock (the "Shares"), and Allflex agrees to purchase between 2,000,000 and 4,000,000 (as Allflex determines in its sole discretion) shares of Common Stock. Allflex will notify eMerge in writing at least three business days prior to the Closing Date (as defined below) of the number of Shares that it desires to purchase.

                  (b) Purchase Price. The purchase price for the Shares will be $0.6923 per share, which number is derived from 80% of the average of the high and low prices per share for shares of eMerge Interactive, Inc. Class A Common Stock as reported in The Wall Street Journal for the 20 trading days immediately preceding the agreement of the parties on August 23, 2001 with respect to the transaction described in this Agreement; provided, however, that if the Closing Date (as defined below) occurs after September 20, 2001, the purchase price per share for the Shares will be 80% of the average of the high and low prices per share for shares of eMerge Interactive, Inc. Class A Common Stock as reported in The Wall Street Journal for the 20 trading days immediately preceding the Closing Date, but in no event less than $0.6923. Notwithstanding the foregoing, the purchase price for the Shares shall be $0.6923 if, on or before September 20, 2001, the parties agree upon a mutually acceptable escrow arrangement with respect to holding the purchase price for the Shares and Allflex deposits sufficient funds in such escrow, and thereafter the Closing occurs within a reasonable time (but in no event more than


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seven days) following the establishment and funding of such escrow. The purchase price will be paid by Allflex in cash or other immediately available funds.

         2. Closing. The closing of the purchase and sale of Common Stock (the "Closing") will take place at 10:00 a.m. on the second business day following the satisfaction or waiver of the closing conditions described in Sections 6 and 7 (the "Closing Date") at the offices of Jenkens & Gilchrist, a Professional Corporation, 1445 Ross Ave., Suite 3200, Dallas, Texas 75202, or at such other time and place as the parties may agree. At the Closing, eMerge shall deliver to Allflex one or more stock certificates (as requested by Allflex) representing the Shares. When issued pursuant to the terms and conditions of this Agreement, the Shares will be free and clear of any and all liens (other than any restrictions imposed by applicable securities laws).

         3.       Legends; Stop Transfer Orders; Transfer Restrictions.

         (a) Legends and Stop Transfer Orders. All certificates representing the Shares shall bear the following legends:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF REGISTRATION OR AN EXEMPTION THEREFROM. THE ISSUER OF THESE SHARES MAY REQUIRE AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT A PROPOSED TRANSFER OR SALE IS IN COMPLIANCE WITH THE ACT."

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTION ON TRANSFER, AS SET FORTH IN THAT CERTAIN
         INVESTMENT AGREEMENT BETWEEN EMERGE INTERACTIVE, INC. AND ALLFLEX HOLDINGS, INC., DATED EFFECTIVE AS OF AUGUST 27,
         2001, A COPY OF WHICH IS ON FILE WITH THE COMPANY."

         In addition, the certificates will contain any legend required by the blue sky or securities laws of any state or jurisdiction to the extent such laws are applicable to the Shares. The parties agree that eMerge may instruct its transfer agent to place a stop order on transfers of the Shares that are in contravention of this Agreement. Upon request of Allflex at any time when any of the Shares are no longer subject to the restrictions set forth in any of the legends described in this section, eMerge will cause its transfer agent to remove such stop order and restrictive legends from the certificates representing such Shares.

         (b) Transfer Restrictions. In addition to any restrictions resulting from applicable securities laws, and notwithstanding any registration of the Shares under the Act, during the first year after the Closing Date, Allflex shall in no event sell an aggregate number of Shares in any three month period that is more than the greater of (i) one percent of the Common Stock outstanding as shown by the most recent report or statement published by eMerge on or before the first sale in the immediately preceding three month period or
(ii) the average weekly reported


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volume of trading in the Common Stock on the National Market System of The
Nasdaq Stock Market during the four calendar weeks preceding the first sale in the immediately preceding three month period. Any interpretation of the number of Shares that may be sold pursuant to this section shall be determined in accordance with the volume limitations for sales of restricted shares by an affiliate, as set forth in Rule 144 under the Act, as if the Shares were restricted securities (as such terms are defined in Rule 144 under the Act), it being the intention of the parties to treat sales by Allflex during the effective period of any registration of the securities as if the resale of the Shares was the resale of restricted securities.

         4. Representations and Warranties of eMerge. eMerge represents and warrants to Allflex as follows:

                  (a) Organization, Standing and Power. eMerge is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. eMerge has, and on the Closing Date will have, the corporate power and authority to own its properties and to carry on its business as now being conducted or as being conducted on the Closing Date.

                  (b) Authority; Binding Nature of Agreements. eMerge has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement and, on or before the Closing Date, will have such power and authority to consummate the transactions contemplated hereby and thereby. This Agreement has been and, when executed and delivered the Registration Rights Agreement will be, duly executed and delivered by eMerge and does or will constitute the valid and binding obligations of eMerge, enforceable against eMerge in accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

                  (c) Non-Contravention. Neither the execution and delivery by eMerge, nor the consummation or performance by eMerge of any of the transactions to be consummated or performed by it under this Agreement or the Registration Rights Agreement, will (i) violate any provision of eMerge's Certificate of Incorporation or Bylaws, (ii) constitute or result in a breach or default by eMerge, or give rise to a right of termination, amendment, cancellation or acceleration on the part of any other party, or result in the creation or imposition of any lien on eMerge's assets, under any agreement or instrument to which eMerge is a party or by which eMerge is bound, which breach, default, termination or lien would have, or would be reasonably expected to have, a material adverse effect on eMerge, or (iii) constitute a violation by eMerge of any law which would have, or be reasonably expected to have, a material adverse effect on eMerge.

                  (d) Capital Structure. As of August 10, 2001, the authorized capital stock of eMerge consisted of (i) 100,000,000 shares of common stock, par value $0.008 per share, consisting of 92,711,110 shares of Class A common stock (of which 35,589,357 shares were issued and outstanding on such date) and 7,208,890 shares of Class B common stock (of which 5,694,445 were issued and outstanding on such date), and (ii) 15,000,000 shares of Preferred Stock, par value $0.01 per share, none of which are issued and outstanding of such date. All


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such shares of eMerge have been duly authorized, and all such issued and outstanding shares have been validly issued, are fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. eMerge has also reserved 4,000,000 shares of Common Stock for issuance pursuant to its employee and director stock and option and stock purchase plans (the "Plans").

                  (e) Validity of Shares. The Shares to be issued pursuant to this Agreement have been duly authorized, and when issued to Allflex in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, free of any liens except as provided in this Agreement, the Registration Rights Agreement or federal and state securities laws. Assuming that the representations and warranties of Allflex contained in this Agreement are truthful and accurate, the issuance and sale of the Shares pursuant to this Agreement will be exempt from the registration requirements of Section 5 of the Securities Act.

                  (f) Litigation. Except as disclosed in the SEC Reports, as of the date of this Agreement there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of eMerge, threatened against eMerge which challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or which would have a material adverse effect on eMerge.

                  (g) Brokers. eMerge has not granted or become obligated to pay, or taken any action that likely would result in any person or entity claiming to be entitled to receive from eMerge, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

                  (h) SEC Filings. eMerge has filed all forms, schedules, reports, prospectuses, proxy statements and documents required to be filed with the Securities and Exchange Commission (the "SEC Reports"). The SEC Reports (i) at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act of 1934 (the "Exchange Act"), as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (i) Financial Statements. Each of the consolidated financial statements (including, in each case, any related notes thereto) (the "Financial Statements") contained in the SEC Reports has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and complied in all material respects with the rules and regulations of the Securities and Exchange Commission. The Financial Statements fairly present in all material respects the consolidated financial position of eMerge and its subsidiaries at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring


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year-end adjustments that were not or are not expected to be, individually or in the aggregate, materially adverse to eMerge.

                  (j) No Undisclosed Liabilities, Absence of Certain Events and Changes. Except as otherwise disclosed in the SEC Reports, since June 30, 2001 eMerge has not incurred any material liabilities or obligations other than those arising from operations in the ordinary course of business.

                  (k) Taxes. eMerge has filed all material tax returns required to be filed (subject to allowable extensions) and has paid its liabilities for taxes, assessments, governmental charges and other levies that are due and payable. There are no pending or to the knowledge of eMerge threatened investigations of eMerge by any taxing authority or of any pending but unassessed tax liability, other than with respect to taxes in an amount that would not have a material adverse effect on eMerge (assuming an adverse determination).

                  (l) Employee Benefit Plans. Each employee benefit plan of eMerge has been administered and maintained in compliance in all material respects with all applicable laws, rules and regulations. No employee benefit plan of eMerge is currently the subject of an audit, investigation, enforcement action or other similar proceeding conducted by any state or federal agency. eMerge has not engaged in or knowingly permitted to occur, and, to the best knowledge of eMerge, no other party has engaged in or permitted to occur any prohibited transactions (within the meaning of Section 4975 of the Code) with respect to any employee benefit plan. No pending or, to the knowledge of eMerge threatened, claims, suits or other proceedings exist with respect to any employee benefit plan, other than normal benefit claims filed by participants or beneficiaries. To the extent applicable, a current favorable determination letter or ruling from the Internal Revenue Service has been issued for each employee benefit plan intended to be qualified within the meaning of Section 401(a) of the Code and/or tax-exempt within the meaning of Section 501(a) of the Code. No proceedings against eMerge exist or, to the knowledge of eMerge, have been threatened that could result in the revocation of any such favorable determination letter or ruling.

         5. Representations and Warranties of Allflex. Allflex represents and warrants to eMerge as follows:

                  (a) Organization, Standing and Power. Allflex is, and on the Closing Date will be, a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Allflex has, and on the Closing Date will have, the corporate power and authority to own its properties and to carry on its business as now being conducted or as being conducted on the Closing Date.

                  (b) Authority; Binding Nature of Agreements. As of the Closing Date, Allflex will have all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement and has such power and authority to consummate the transactions contemplated hereby and thereby. This Agreement has been and, when executed and delivered the Registration Rights Agreement will be, duly executed and delivered by Allflex and does or will constitute the valid and binding obligations of Allflex, enforceable against Allflex in


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accordance with their terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditors' rights and general principles of equity.

                  (c) Non-Contravention. Neither the execution and delivery by Allflex, nor the consummation or performance by Allflex of any of the transactions to be consummated or performed by it under this Agreement or the Registration Rights Agreement, will (i) violate any provision of Allflex's Certificate of Incorporation or Bylaws, or (ii) constitute a violation by Allflex of any law which would have, or be reasonably expected to have, a material adverse effect on Allflex.

                  (d) Litigation. As of the date of this Agreement, there are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of Allflex, threatened against Allflex which challenges or seeks to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement.

                  (e) Brokers. Allflex has not granted or become obligated to pay, or taken any action that likely would result in any person or entity claiming to be entitled to receive from Allflex, any brokerage commission, finder's fee or similar commission or fee in connection with any of the transactions contemplated by this Agreement.

                  (f)      Investment Representations.

                           (i)      Allflex understands that none of the Shares
has been registered under the Securities Act. Allflex also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Allflex's representations contained in this Agreement, and that eMerge is relying upon the truth and accuracy of Allflex's representations, warranties, acknowledgements and understandings with respect to the material facts set forth in this Agreement.

                           (ii)     Allflex is acquiring the Shares for
Allflex's own account for investment purposes only, and not with the current intention of making a public distribution thereof.

                           (iii)    Allflex has substantial experience in
evaluating and investing in private placement transactions of securities so that it is capable of evaluating the merits and risks of its investment in eMerge and has the capacity to protect its own interests. Allflex, by reason of its business or financial experience, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and has the economic capacity to withstand a loss of its entire investment in the Shares. Allflex is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

                           (iv)     Allflex acknowledges that the Shares may be
required to be held indefinitely and that Allflex must bear the economic risk of this investment indefinitely unless the Shares are subsequently registered under the Securities Act or an exemption from such registration is available. Allflex understands that eMerge's obligations to register the Shares are


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set forth in the Registration Rights Agreement. Allflex also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Allflex to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Allflex might propose.

                           (v)      Allflex did not receive any information
regarding such purchase and sale through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

                           (vi)     As of the Closing Date, Allflex has received
copies of all SEC Reports that Allflex has requested. Without limiting eMerge's obligations with respect to any representations or warranties made by eMerge in this Agreement, as of the Closing Date Allflex has been afforded the opportunity to obtain any additional information deemed necessary by it to verify the accuracy of any representations made or information conveyed to Allflex. As of the Closing Date, Allflex confirms that all documents records and books pertaining to its investment in the Shares and requested by it have been made available or delivered to it. As of the Closing Date, Allflex has had an opportunity to ask questions of and receive answers from eMerge concerning the terms and conditions of this investment.

         6. Conditions to Allflex's Obligations. Allflex's obligation to purchase the Shares is subject to the satisfaction, at or prior to the purchase of the Shares, of the following respective conditions (any of which may be waived by Allflex, in whole or in part):

                  (a) The representations and warranties of eMerge shall be true and correct in all material respects, in each case as of the date of this Agreement and on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the date of this Agreement and the Closing Date, except for the representations and warranties that address matters only as a particular date, which shall be true and correct in all material respects as of such date.

                  (b) eMerge shall have performed and complied with all of its covenants and agreements contained in this Agreement in all material respects through the Closing.

                  (c) There shall not exist, and there shall not have been any event, occurrence, change, development or circumstance (other than as previously disclosed in writing by eMerge to Allflex or disclosed by eMerge publicly in a filing with the Securities and Exchange Commission prior to the date of this Agreement), which has had or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on eMerge.

                  (d) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated by this Agreement or the Registration Rights Agreement not be consummated in the manner provided for in this Agreement or the Registration Rights Agreement, nor shall there be pending any proceeding brought by a governmental authority or agency seeking any of foregoing.


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                  (e)      eMerge shall have duly executed and delivered to
Allflex the Registration Rights Agreement.

                  (f) Allflex shall have received all requisite stockholder, lender and third party approval and authorization of this Agreement and the transactions contemplated by this Agreement.

         7. Conditions to eMerge's Obligations. eMerge's obligation to issue and sell the Shares is subject to the satisfaction, at or prior to the delivery of the Shares, of the following respective conditions (any of which may be waived by eMerge, in whole or in part):

                  (a) The representations and warranties of Allflex shall be true and correct in all material respects, in each case as of the date of this Agreement and on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the date of this Agreement and the Closing Date, except for the representations and warranties that address matters only as a particular date, which shall be true and correct in all material respects as of such date.

                  (b) Allflex shall have performed and complied with all of its covenants and agreements contained in this Agreement in all material respects through the Closing.

                  (c) There shall be no injunction, writ, preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions contemplated by this Agreement or the Registration Rights Agreement not be consummated in the manner provided for in this Agreement or the Registration Rights Agreement, nor shall there be pending any proceeding brought by a governmental authority or agency seeking any of foregoing.

                  (d) Allflex shall have duly executed and delivered to eMerge the Registration Rights Agreement.

                  (e) eMerge shall have received from Allflex the appropriate purchase price for the Shares.

                  (f) eMerge shall have received all requisite lender and third party approval and authorization of this Agreement and the transactions contemplated by this Agreement.

         8. Filings and Consents. Each party will cooperate with each other with respect to obtaining, as promptly as practicable, and in any event prior to the Closing, all necessary consents, approvals, authorizations and agreements of, and the giving of all notices and making of all other filings with, any third parties necessary to authorize, approve or permit the transactions contemplated by this Agreement and the Registration Rights Agreement.

         9        Covenant to Satisfy Conditions. Subject to the terms and
conditions of this Agreement and applicable law, each party agrees to use all commercially reasonable efforts to


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ensure that the conditions to the other party's obligations hereunder, insofar as such matters are within the control of such party, are satisfied as promptly as practicable.

         10. Further Assurances. Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by any other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         11. Notification of Certain Matters. Between the date of this Agreement and the Closing Date, each party will give prompt notice in writing to the other party of: (a) the occurrence or non-occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition, covenant or agreement contained in this Agreement to be complied with or satisfied, (b) any failure of such party to comply with or satisfy any condition, covenant or agreement to be complied with or satisfied by it hereunder, and (c) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or the Registration Rights Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party.

         12. Public Announcements. Except to the extent otherwise required by applicable law or any listing agreement concerning eMerge's publicly traded securities, none of the parties will disclose, issue any press release or make any public announcements concerning the transactions contemplated by this Agreement or the contents of this Agreement except with the prior written consent of the other party.

         13. Termination. Without prejudice to other remedies that may be available to the parties by law or this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

                  (a)      by mutual written consent of eMerge and Allflex;

                  (b) in its reasonable discretion, Allflex is unable to obtain required stockholder, lender or third party consents for authorization and approval of this Agreement and the transactions contemplated by this Agreement (after using commercially reasonable efforts to obtain such consents);

                  (c) by either eMerge or Allflex by giving written notice to the other party if the Closing shall not have occurred prior to October 29, 2001; provided that the party seeking termination pursuant to this subsection
(c) is not in default or breach hereunder and provided, further, that the right to terminate this Agreement under this clause (c) shall not be available (i) to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) in the event that the Closing shall not have occurred as a result of a failure of any representation to be true and correct and the party seeking termination knew of such breach prior to the date of this Agreement; or

                  (d) by either eMerge or Allflex by giving written notice to the other party if any governmental authority shall have issued an injunction or other ruling prohibiting the


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consummation of any of the transactions contemplated by this Agreement and such injunction or other ruling shall not be subject to appeal or shall have become final and unappealable.

In the event of any termination of this Agreement, all rights and obligations of the parties shall terminate without any liability on the part of either party, except that the termination will not relieve either party of any liability for any breach of this Agreement.

         14.      Miscellaneous.

                  (a) Fees and Expenses. Each party is solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

                  (b) Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties.

                  (c) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties and their respective successors and permitted assigns and are not for the benefit of, nor may any provision hereof or thereof be enforced by, any other person.

                  (d) Entire Agreement. This Agreement and the Registration Rights Agreement and the other documents delivered pursuant hereto and thereto, constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  (e) Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

                  (f) Amendment and Waiver. This Agreement may be modified only pursuant to a writing executed by authorized representatives of both parties. No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

                  (g) Assignment and Successors. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that each party may assign its rights and obligations under this Agreement to an entity that, directly or indirectly through one or more intermediaries, controls, is controlled by or is


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under common control with such party; and provided further that such assignment shall not relieve the assigning party from any liability under this Agreement and that the assignee executes a signature page to this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

                  (h) Relationship of the Parties. For all purposes of this Agreement and the Related Agreements, each of the parties shall be deemed to be independent entities and, anything in this Agreement to the contrary notwithstanding, nothing herein shall be deemed to constitute the parties as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement make any party an employee or agent, legal or otherwise, of the other parties for any purposes whatsoever. None of the parties to this Agreement is authorized to make any statements or representations on behalf of any other party or in any way to obligate any other party, except as expressly authorized in writing by the other party. Anything in this Agreement to the contrary notwithstanding, no party shall assume nor shall be liable for any liabilities or obligations of the other parties, whether past, present or future.

                  (i) Notices and Demands. Any notice or demand which is permitted or required hereunder will be deemed to have been sufficiently received (except as otherwise provided herein) (a) upon receipt when personally delivered, (b) or one day after sent by overnight delivery via a nationally recognized overnight courier or telecopy providing confirmation or receipt of delivery, or (c) three days after being sent by certified or registered mail, postage and charges prepaid, return receipt requested to the respective addresses of the party shown on the signature page of this Agreement (with a copy as shown), or at any other address designated by the parties in writing.

                  (j) Facsimile; Counterparts. This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  (k) Survival of Representations and Warranties. The representations and warranties of the parties contained in this Agreement shall survive until the date which is one year following the Closing Date; provided, however, that the covenants contained in Section 5(f) shall survive until Allflex no longer beneficially owns any Shares.

                  (l) Indemnification. eMerge agrees to indemnify, defend and hold harmless Allflex and each director, officer, employee, agent and affiliate of Allflex for all losses, damages, liabilities and claims, and all fees, costs and expenses related to (including without limitation attorney fees), arising out of, based upon or resulting from any material breach by eMerge of any representation or warranty set forth in this Agreement or any material failure by eMerge to carry out, perform, satisfy and discharge any covenant, agreement, undertaking, liability or obligation to be performed or discharged by it pursuant to the terms of this Agreement. Allflex agrees to indemnify, defend and hold harmless eMerge and each officer, manager, employee, agent and affiliate of eMerge for all losses, damages, liabilities and claims, and all fees, costs and expenses related to (including without limitation attorney fees), arising out of, based upon or resulting from any material breach by Allflex of any representation or warranty set forth in this Agreement or any material failure by Allflex to carry out, perform, satisfy and discharge any covenant, agreement, undertaking, liability or obligation to be performed or discharged by it pursuant to the terms of this Agreement. The indemnification provisions of this Agreement will not be deemed to preclude or otherwise limit in any way the exercise of any other rights or pursuit of any other remedies for the breach of this Agreement. Notwithstanding the indemnification provisions of this section, no indemnification will be made by a party until the aggregate indemnification claim or claims by the indemnified party exceeds $50,000, in which event the indemnifying party shall indemnify the full amount of such claim or claims. Neither party shall have an indemnification obligation to the other party for an amount that exceeds the purchase price for the Shares. In the event a claim against an indemnifying party is applicable, the indemnified party shall give prompt notice to the indemnifying party (provided that any failure to provide such notice shall not affect the indemnification obligations of the parties under this Agreement except to the extent such failure materially prejudices the potential defenses of the indemnifying party). The indemnifying party shall have the right to defend, settle or compromise any claim, demand, action or proceeding with counsel of its own choosing which is reasonably acceptable to the indemnified party (unless the indemnified party agrees to assume the cost of the defense and any settlement), at its sole cost and expense; provided, however, that no settlement or compromise may be entered into by the indemnifying party without the prior written consent of the indemnified party. The indemnified party may select counsel to participate in any such defense at its sole cost and expense. In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each with access to relevant books and records in their possession.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

                                EMERGE INTERACTIVE, INC.


                                By:    /s/ Tom Tippens
                                       -----------------------------------------
                                Name:  Tom Tippens
                                Title: Chief Executive Officer

                                10315 102nd Terrace
                                Sebastian, Florida 32598
                                Attention: Chief Executive Officer

                                With a copy to

                                Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                                Dallas, Texas 75202
                                Attention: Michael J. Pendleton, Esq.

                                ALLFLEX HOLDINGS, INC.


                                By:    /s/ Gilles de Vienne
                                       -----------------------------------------
                                Name:  Gilles de Vienne
                                Title: Chief Executive Officer

                                P.O. Box 612266
                                D/FW Airport, Texas 75261
                                Attention: Chief Financial Officer

                                With a copy to

                                Jenkens & Gilchrist, a Professional Corporation 1445 Ross Avenue, Suite 3200
                                Dallas, Texas 75202
                                Attention: Patrick E. Mitchell, Esq.

                    [Signature page to Investment Agreement]


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